EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended June 30, 2021

NEW YORK, Aug. 04, 2021 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the third fiscal quarter ended June 30, 2021.

HIGHLIGHTS

Quarter ended June 30, 2021 ($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,035.8
PSSL investment portfolio	$529.6
Net assets	$496.6
GAAP net asset value per share	$12.81
Quarterly increase GAAP net asset value per share	0.8%
Adjusted net asset value per share (2)	$12.62

Credit Facility	$133.1
2023 Notes	$110.6
2026 Notes	$97.0
2031 Asset-Backed Debt	$225.3
Regulatory Debt to Equity	1.18x
Regulatory Net Debt to Equity (3)	1.08x
GAAP Net Debt to Equity (4)	1.04x

Yield on debt investments at quarter-end	7.5%

Operating Results:
Net investment income	$10.3
Net investment income per share	$0.27
Distributions declared per share	$0.285

PFLT Portfolio Activity:
Purchases of investments	$248.3
Sales and repayments of investments	$283.3

Number of new portfolio companies invested	10
Number of existing portfolio companies invested	16
Number of ending portfolio companies	100

PSSL Portfolio Activity:
Purchases of investments	$133.7
Sales and repayments of investments	$88.8

(1)	Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $191.3 million, at fair value.
(2)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $7.5 million unrealized loss on our multi-currency senior secured revolving credit facility, as amended and restated, with Truist Bank (formerly SunTrust Bank) and other lenders, or the Credit Facility, and our 4.3% Series A notes due 2023, or the 2023 Notes. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $48.7 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(4)	This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance including the impact of the $7.5 million unrealized loss on the Credit Facility and the 2023 Notes net of $48.7 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 9:00 A.M. ET ON AUGUST 5, 2021

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will host a conference call at 9:00 a.m. (Eastern Time) on Thursday, August 5, 2021 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 263-0877 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8143. All callers should reference conference ID #2369860 or PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through August 20, 2021 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2369860.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with the strong performance of our portfolio this past quarter,” said Arthur Penn, Chairman and CEO. “Our PSSL joint venture saw significant growth. We believe that the growth of PSSL in conjunction with the Company’s growing, more optimized balance sheet and the rotation of equity positions into debt instruments, positions the Company well for increased income over time.”

As of June 30, 2021, our portfolio totaled $1,035.8 million, which consisted of $883.2 million of first lien secured debt (including $140.9 million in PSSL), $17.6 million of second lien secured debt and $135.0 million of preferred and common equity (including $50.5 million in PSSL). Our debt portfolio consisted of 98% variable-rate investments. As of June 30, 2021, we had two portfolio companies on non-accrual, representing 2.8% and 2.7% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $18.9 million. Our overall portfolio consisted of 100 companies with an average investment size of $10.4 million, had a weighted average yield on debt investments of 7.5%, and was invested 85% in first lien secured debt (including 14% in PSSL), 2% in second lien secured debt and 13% in preferred and common equity (including 5% in PSSL). As of June 30, 2021, 97% of the investments held by PSSL were first lien secured debt.

As of September 30, 2020, our portfolio totaled $1,086.9 million, which consisted of $968.6 million of first lien secured debt (including $125.4 million in PSSL), $29.9 million of second lien secured debt and $88.4 million of preferred and common equity (including $39.9 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2020, we had three portfolio companies on non-accrual, representing 2.1% and 1.8% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $29.9 million. Our overall portfolio consisted of 102 companies with an average investment size of $10.7 million, had a weighted average yield on debt investments of 7.3%, and was invested 89% in first lien secured debt (including 12% in PSSL), 3% in second lien secured debt and 8% in preferred and common equity (including 4% in PSSL). As of September 30, 2020, 97% of the investments held by PSSL were first lien secured debt.

For the three months ended June 30, 2021, we invested $248.3 million in 10 new and 16 existing portfolio companies with a weighted average yield on debt investments of 7.5%. Sales and repayments of investments for the three months ended June 30, 2021 totaled $283.3 million. For the nine months ended June 30, 2021, we invested $475.5 million in 19 new and 50 existing portfolio companies with a weighted average yield on debt investments of 7.5%. Sales and repayments of investments for the nine months ended June 30, 2021 totaled $565 million.

For the three months ended June 30, 2020, we invested $14.4 million in one new and 18 existing portfolio companies with a weighted average yield on debt investments of 8.1%. Sales and repayments of investments for the three months ended June 30, 2020 totaled $104.1 million. For the nine months ended June 30, 2020, we invested $421.4 million in 18 new and 86 existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the nine months ended June 30, 2020 totaled $347.2 million.

PennantPark Senior Secured Loan Fund I LLC

As of June 30, 2021, PSSL’s portfolio totaled $529.6 million, consisted of 66 companies with an average investment size of $8.0 million and had a weighted average yield on debt investments of 7.2%. As of September 30, 2020, PSSL’s portfolio totaled $393.0 million, consisted of 45 companies with an average investment size of $8.7 million and had a weighted average yield on debt investments of 6.8%.

For the three months ended June 30, 2021, PSSL invested $133.7 million (including $98.9 million purchased from the Company) in six new and 15 existing portfolio companies with a weighted average yield on debt investments of 7.0%. Sales and repayments of investments for the three months ended June 30, 2021 totaled $88.8 million. For the nine months ended June 30, 2021, PSSL invested $277.8 million (including $224.1 million purchased from the Company) in 30 new and 26 existing portfolio companies with a weighted average yield on debt investments of 7.2%. Sales and repayments of investments for the nine months ended June 30, 2021 totaled $163.1 million.

For the three months ended June 30, 2020, PSSL did not make any new or follow-on investments. Sales and repayments of investments for the three months ended June 30, 2020 totaled $28.3 million. For the nine months ended June 30, 2020, PSSL invested $87.1 million (including $86.7 million purchased from the Company) in 11 new and two existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the nine months ended June 30, 2020 totaled $102.6 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2021 and 2020.

Investment Income

Investment income for the three and nine months ended June 30, 2021 was $20.9 million and $61.1 million, respectively, which was attributable to $18.2 million and $53.5 million from first lien secured debt and $2.7 million and $7.6 million from other investments, respectively. This compares to investment income for the three and nine months ended June 30, 2020, which was $22.8 million and $73.7 million, respectively, and was attributable to $21.0 million and $67.5 million from first lien secured debt and $1.8 million and $6.2 million from other investments, respectively. The decrease in investment income compared to the same periods in the prior year was primarily due to a decrease in the size of our portfolio and decreases in the London Interbank Offered Rate.

Expenses

Expenses for the three and nine months ended June 30, 2021 totaled $10.6 million and $30.8 million, respectively. Base management fee for the same periods totaled $2.6 million and $8.0 million, incentive fee totaled $1.7 million and $4.7 million, debt related interest and expenses totaled $5.9 million and $16.0 million and general and administrative expenses totaled $0.4 million and $1.8 million, respectively. This compares to expenses for the three and nine months ended June 30, 2020 which totaled $12.6 million and $40.7 million, respectively. Base management fee for the same periods totaled $2.9 million and $8.7 million, incentive fee totaled $2.0 million and $7.2 million, debt related interest and expenses totaled $6.7 million and $21.6 million and general and administrative expenses totaled $1.0 million and $2.9 million, respectively. The decrease in expenses for the three and nine months ended June 30, 2021 compared to the same periods in the prior year was primarily due to a decrease in management fees and debt related interest and expenses.

Net Investment Income

Net investment income totaled $10.3 million and $30.3 million, or $0.27 and $0.78 per share, for the three and nine months ended June 30, 2021, respectively. Net investment income totaled $10.2 million and $33.1 million, or $0.26 and $0.85 per share, for the three and nine months ended June 30, 2020, respectively.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2021 totaled $283.3 million and $565.5 million, respectively, and net realized losses totaled $13.0 million and $15.3 million, respectively. Sales and repayments of investments for the three and nine months ended June 30, 2020 totaled $104.1 million and $347.2 million, respectively, and net realized losses totaled $7.4 million and $8.0 million, respectively. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three and nine months ended June 30, 2021, we reported net change in unrealized appreciation on investments of $14.2 million and $48.8 million, respectively. For the three and nine months ended June 30, 2020, we reported net change in unrealized appreciation (depreciation) on investments of $21.9 million and $(46.4) million, respectively. As of June 30, 2021 and September 30, 2020, our net unrealized appreciation (depreciation) on investments totaled $18.9 million and $(29.9) million, respectively. The net change in unrealized appreciation on our investments compared to the same period in the prior year was primarily due to unrealized gains in our equity co-investment program, including ITC Rumba, LLC (Cano Health, LLC).

For the three and nine months ended June 30, 2021, the Credit Facility and the 2023 Notes had a net change in unrealized depreciation (appreciation) of $3.2 million and $(11.3) million, respectively. For the three and nine months ended June 30, 2020, the Credit Facility and the 2023 Notes had a net change in unrealized (appreciation) depreciation of $(12.2) million and $22.7 million, respectively. As of June 30, 2021 and September 30, 2020, the net unrealized depreciation on the Credit Facility and the 2023 Notes totaled $7.5 million and $18.8 million, respectively. The net change in net unrealized depreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $14.7 million and $52.5 million, or $0.38 and $1.35 per share, respectively, for the three and nine months ended June 30, 2021. This compares to a net change in net assets resulting from operations of $12.6 million and $1.4 million, or $0.32 and $0.04 per share, respectively, for the three and nine months ended June 30, 2020. The increase in the net change in net assets from operations for the three and nine months ended June 30, 2021 compared to the same periods in the prior year was primarily due to unrealized gains in our equity co-investment program, including ITC Rumba, LLC (Cano Health, LLC).

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facility, see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments”.

The annualized weighted average cost of debt for the nine months ended June 30, 2021 and 2020, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 3.4% and 3.9%, respectively. As of June 30, 2021 and September 30, 2020, we had $266.6 million and $211.4 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of June 30, 2021 and September 30, 2020, our wholly owned subsidiary, PennantPark Floating Rate Funding I, LLC, borrowed $133.4 million and $308.6 million under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 2.1% and 2.2%, exclusive of the fee on undrawn commitments as of June 30, 2021 and September 30, 2020, respectively.

As of June 30, 2021 and September 30, 2020, we had cash equivalents of $48.7 million and $57.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $124.4 million for the nine months ended June 30, 2021, and our financing activities used cash of $132.3 million for the same period. Our operating activities provided cash primarily from our investment activities and our financing activities used cash primarily to pay down our Credit Facility, partially offset by proceeds from the issuance of our 4.25% notes due 2026.

Our operating activities used cash of $63.0 million for the nine months ended June 30, 2020, and our financing activities provided cash of $53.1 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from draws on our Credit Facility, partially offset by distributions paid to stockholders.

RECENT DEVELOPMENTS

Subsequent to quarter end, PFLT had new originations of $102.0 million, and PSSL had new originations of $29.0 million.

Subsequent to quarter end we and a subsidiary of Kemper Corporation (NYSE: KMPR), Trinity Universal Insurance Company, have agreed to increase our capital commitments to PSSL from $230 million to $275 million.

DISTRIBUTIONS

During the three and nine months ended June 30, 2021 and 2020, we declared distributions of $0.285 and $0.855 per share, respectively, for total distributions of $11.1 and $33.2 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2021	September 30, 2020
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$793,425,027 and $915,874,757, respectively)	$818,638,740	$910,552,309
Non-controlled, affiliated investments (cost— Zero and $21,964,181, respectively)	—	11,086,834
Controlled, affiliated investments (cost—$223,660,639 and $179,112,500, respectively)	217,184,933	165,289,324
Total investments (cost—$1,017,085,666 and $1,116,951,438, respectively)	1,035,823,673	1,086,928,467
Cash and cash equivalents (cost—$48,702,743 and $57,534,421, respectively)	48,702,743	57,511,928
Interest receivable	6,319,900	3,673,502
Receivable for investments sold	11,953,906	—
Prepaid expenses and other assets	—	173,318
Total assets	1,102,800,222	1,148,287,215
Liabilities
Distributions payable	3,683,347	3,683,347
Payable for investments purchased	27,277,154	3,800,000
Credit Facility payable, at fair value (cost—$133,400,000 and $308,598,500, respectively)	133,066,500	299,047,275
2023 Notes payable, at fair value (par—$117,792,879 and $138,579,858, respectively)	110,607,514	129,295,008
2026 Notes payable, net (par—$100,000,000)	97,013,575	—
2031 Asset-Backed Debt, net (par—$228,000,000)	225,339,466	224,866,334
Interest payable on debt	3,098,401	3,601,479
Base management fee payable	2,621,573	2,776,477
Performance-based incentive fee payable	1,652,278	2,071,622
Accrued other expenses	1,808,734	1,875,281
Total liabilities	606,168,542	671,016,823
Commitments and contingencies
Net assets
Common stock, 38,772,074 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	38,772	38,772
Paid-in capital in excess of par value	538,151,527	538,151,528
Accumulated distributable net loss	(41,558,619)	(60,919,908
Total net assets	$496,631,680	$477,270,392
Total liabilities and net assets	$1,102,800,222	$1,148,287,215
Net asset value per share	$12.81	$12.31

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Investment income:
From non-controlled, non-affiliated investments:
Interest	$14,494,948	$17,543,157	$43,520,917	$56,760,434
Other income	1,161,193	820,997	2,533,741	2,734,600
From non-controlled, affiliated investments:
Interest	—	195,904	279,900	655,029
Other income	—	36,170	122,570	36,170
From controlled, affiliated investments:
Interest	2,931,015	2,944,290	8,252,910	9,169,399
Dividend	2,318,750	1,225,000	6,168,750	4,375,000
Other income	—	—	195,630	—
Total investment income	20,905,906	22,765,518	61,074,418	73,730,632
Expenses:
Base management fee	2,621,574	2,872,725	7,971,461	8,651,825
Performance-based incentive fee	1,652,278	1,975,831	4,716,177	7,228,690
Interest and expenses on debt	5,902,727	6,653,045	16,025,180	21,586,859
Administrative services expenses	150,000	350,000	750,000	1,050,000
Other general and administrative expenses	200,000	616,077	1,000,000	1,848,230
Expenses before provision for taxes:	10,526,579	12,467,678	30,462,818	40,365,604
Provision for taxes	100,000	100,000	300,000	300,000
Total expenses	10,626,579	12,567,678	30,762,818	40,665,604
Net investment income	10,279,327	10,197,840	30,311,600	33,065,028
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments:
Non-controlled, non-affiliated investments	7,613,904	(1,694,710)	6,379,865	(2,281,683
Non-controlled and controlled, affiliated investments	(20,587,656)	(5,683,145)	(21,639,704)	(5,683,145
Net realized gain (loss) on investments	(12,973,752)	(7,377,855)	(15,259,839)	(7,964,828
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(6,281,187)	13,962,606	28,406,639	(23,662,521
Controlled and non-controlled, affiliated investments	20,451,408	7,931,471	20,370,222	(22,751,006
Debt (appreciation) depreciation	3,231,683	(12,158,917)	(11,317,211)	22,740,317
Net change in unrealized appreciation (depreciation) on investments and debt	17,401,904	9,735,160	37,459,650	(23,673,210
Net realized and unrealized gain (loss) from investments and debt	4,428,152	2,357,305	22,199,811	(31,638,038
Net increase in net assets resulting from operations	$14,707,479	$12,555,145	$52,511,411	$1,426,990
Net increase in net assets resulting from operations per common share	$0.38	$0.32	$1.35	$0.04
Net investment income per common share	$0.27	$0.26	$0.78	$0.85

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $5.2 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Richard Cheung
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com